Exhibit 23.1

Assentsure PAC UEN - 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 2025, with respect to the consolidated financial statements of Utime Limited. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Assentsure PAC

Singapore

April 27, 2026